EXHIBIT 10.9    THIS INDENTURE MADE AS OF THE 3RD DAY OF JUNE 1998

BETWEEN: BRUCE N. HUNTLEY CONTRACTING LIMITED, a Private company incorporated under the laws of Ontario (hereinafter called the "Landlord")

                               OF THE FIRST PART,
                                       and

TEAM POWER ENTERPRISES INC. (Hereinafter called the "Tenant")

WITNESSETH:

Premises:

1. That in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord doth demise and Lease unto the Tenant all and singular that certain parcel or tract of land and premises situated, lying and being in the town of MARKHAM and Province of Ontario and being municipally known as 181 Whitehall DRIVE, UNIT 1 all of which said property is sometimes hereinafter referred to as "Demised Premises" or "premises", consisting of approximately 20,150 square feet more or less.

2. TO HAVE AND TO HOLD the Demised Premises for and during the term of years to be computed from and inclusive of the 1ST day of JULY, 1998 and from thenceforth next ensuing and ended on the 30TH day of JUNE, 2003. The Lessor herewith extends to the Lessee the option to renew the within Lease for a further term of THREE (3) year(s) on the same terms and conditions, save and except Lease rate. The rent during the renewal period shall be at the market rate as agreed between the parties, and failing such agreement, as determined by an arbitrator appointed by the parties. Option to renew shall be exercised by the Tenant in writing to the Landlord at least six months prior to the expiry of the Term or the option will be null and void

3. The Lease is based on the terms and conditions set out in the Offer to Lease. However the Lease shall prevail.

4. The Tenant shall use and occupy the Demised Premises for the purposes of GENERAL OFFICE, TRAINING AND WAREHOUSING providing the Tenant, in the use and occupation of the Demised Premises and in the prosection or conduct of any business therein, shall comply with all requirements of all laws, orders, ordinances, rules and regulations of the Federal, Provincial and/or Municipal authorities and with any direction or certificate of occupancy issued pursuant to any law by any Public officer(s). The Tenant covenants that it will not use or permit to be used any part of the Demised Premises for any unlawful or dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance, in, at, or on the Demised Premises which may reasonably cause annoyance to the Landlord or any other tenants on the property.

RENT:

5. YIELDING AND PAYING THEREFORE, yearly and every year without any abatement or reduction for any reason whatsoever, during the term of

JULY 1/98-- JUNE 30/99 $110,825.00/ANNUAL OR $ 9,235.41/MONTHLY $5.50
JULY 1/99 - JUNE 30/01 $120,900.00/ANNUAL OR $10,075.00/MONTHLY $6.00
JULY 1/01-- JUNE 30/03 $130,975.00/ANNUAL OR $10,914.58/MONTHLY $6.50


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NET/NET  plus  G.S.T.  of lawful  money of Canada to be paid in advance in equal consecutive monthly installments on the first day of each and every month in each year of the Term of this Lease and any renewal thereof.

PAYMENTS:

6. All payments required to be made by the Tenant under and in respect of this Lease shall be made to the Landlord at the Landlord's office at 1 Valleybrook Drive, suite 102, Don Mills, Ontario, M38 2S7 or to such agent or agents of the Landlord or at such other places as the Landlord shall hereinafter from time to time direct in writing to the Tenant.

Landlord acknowledges receipt of $25,288.00 towards FIRST MONTHS RENT, T.M.I. plus G.S.T. $14373.40 and SECURITY DEPOSIT = $10,914.60
TENANT'S COVENANTS:
-------------------

7. The Tenant covenants with the said Landlord:

(a)     To pay rent, and all additional rental as herein set forth.

(b) The Tenant will, as additional rent, in each and every year during the said Term pay and discharge in the proportion that the rentable area of the Demised Premises bears to the total rentable area of the building of which it forms part, all taxes (including local improvement rates) Ontario Capital Tax duties and Realty Tax assessments that may be levied, rated or charged and assessed against all the said lands and buildings and without limited the generality of the foregoing, every other tax, charge, rate, assessment, or payment which may become a charge or encumbrance upon or levied or collected upon or in respect of the Demised Premises or any part thereof, whether charged by any Municipal, Parliamentary or any other body during the term hereby demised.

(c) The Tenant is to provide necessary ventilation exhaust systems as may be required by existing By-Laws or regulations set out by local government or agencies.

The Tenant shall pay, in the proportion that the rentable area of the Demised Premises herein bears to the total rentable area of the building of which it forms part as the same become due respectively, all charges for public and private utilities, including without limitation, water, gas, electrical power or energy, steam or hot water used upon or in respect of the Demised Premises and for fittings, machines apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities.

The Tenant shall pay its proportionate share of Realty Taxes, Outside Maintenance, General Maintenance and Building Insurance to be adjusted from time to time according to actual cost. The Tenant Shall have the right to contest by appropriate legal proceedings the validity of any Tax rate including, local improvement rates, assessments or other charges referred to in this paragraph providing that any current charges, tax or otherwise are paid in full by the Tenant to the Landlord prior to legal proceedings. Said proportionate share is 50% based an one hundred percent occupancy.

BUSINESS TAXES:
--------------

8. Due to the elimination of the Business occupancy Tax formerly collected by the province, this revenue will be collected through new realty tax rates, which Landlords


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will collect from their  Tenants  effective  January 1, 1998.  This amount is in addition to the estimated T.M.I.

REPAIRS AND MAINTENANCE:

9. (a) The Tenant, at its sole cost and expense shall maintain and keep the Demised Premises and every part thereof in good order and condition and promptly make all needed repairs and replacements. Damage by fire, lighting, and tempest, structural defect only excepted and without limiting the generality of the foregoing, the Tenant shall keep the Demised Premises well painted, clean and in such condition as a careful owner would do. The Tenants obligation to repair as aforementioned shall extend to repairs and maintenance including replacement of plate glass, heating, plumbing and electrical systems, to the Demised Premises and rooftop HAVC units servicing the Demised Premises.

(b) The Landlord shall repair, maintain and keep the 0building (other than the interior of the Demised Premises) and all common areas in a clean and tidy manner and in good order and state of repair, as would a prudent Landlord and promptly make all needed repairs and replacements. The Landlord shall keep the building well painted, clean and in such condition as a careful owner would do. The Landlord's obligation to repair shall extend to repairs, maintenance including replacement of plate glass, heating, plumbing, and electrical systems, to the building maintenance, to all driveways, sidewalks, parking areas and landscaping generally, including the sidewalks, parking areas and driveways in a clean and orderly condition, free of accumulation of dirt rubbish, snow and ice. Provided that all charges for such maintenance shall be discharged and paid by the Tenant in the proportion that the rentable areas of the Demised Premises bears to the total rentable area of the building in which the Demised premises is located. The said proportionate share is 50%.

ENTRY BY LANDLORD:

10. It shall be lawful for the Landlord and its agents, at all reasonable times during the said term, to enter the Demised Premises to inspect the condition thereof, where an inspection reveals repairs are necessary, the Landlord shall give the Tenant notice in writing and thereupon the Tenant will, within thirty
(30) days of the date of delivery of the notice, make the repairs in a good, and workmanlike manner.

PREMISES REPAIR:

11. (a) And further, the Tenant will, at the expiration or sooner determination of the said Term, peaceably surrender and yield up unto the Landlord the said premises hereby demised with the appurtances, together with all buildings or erections which at any time during the said Term shall be made therein pr thereon in good and substantial repair and condition, reasonable wear and tear, damage by fire, lighting and tempest only excepted.

(b) To heat the Demised premises in a reasonable manner at its own expense from heating equipment supplied by the Landlord, and to maintain, keep in good repair, at its own expense, the said heating equipment and controls used in connection therewith subject to the condition of the said heating equipment as of the date of commencement of the within term, and provide all necessary fuel and other utilities supplied for the operation of the heating plant. The Tenant further covenants to heat the Demised Premises as aforementioned and so as, at all times to protect the Demised Premises and all of their contents from damage by cold or frost.



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(c) The Tenant,  at its own expense shall  observe and promptly  comply with all statutes order--in--council, by--laws, rules, regulations and requirements of all Federal, Provincial and Municipal governments and appropriate departments
thereof,   and  the   orders,   rules   and   regulations   of  the   Board   of
Fire-Underwriters, Board of Health, Police or Fire Departments or any other body hereafter constituted exercising similar functions which may be applicable to the Demised Premises and does not relate solely to the use or manner of use of the Demised Premises by the Tenant, the Tenant shall only be required to pay that portion of the proportionate share. The Tenant shall likewise observe and comply with the requirements of all policies of Insurance at any time in force under the provisions of this Lease.

(d) And the Tenant will not assign or sublet or permit all or part of the Demised Premises to be occupied by anyone other than the Tenant, its parent, their subsidiaries or affiliates, without leave, provided such leave shall not be unreasonably withheld, provided however, such leave to any assignment or subletting shall not relieve the Tenant from its obligations for the payment of rent and for full and faithful observance and performance of the covenants, terms and conditions herein contained.

(e) That it will not do or permit to be done or omitted upon or about the Demised Premises anything which shall be or result in a nuisance or menace to the Landlord, Owners or Occupiers of the Demised Premises or neighboring Premises.

INSURANCE;

12. (a) The Landlord covenants with the Tenant to take out and keep in full force and effect throughout the Term, in amounts such as would be carried by a prudent owner, the following:

(i) "All Risks" insurance and where applicable, boiler and machinery insurance, on real and personal property of the Landlord or property for which it is legally responsible comprising and incidental to the Project but specifically excluding any property with respect to which the Tenant and other tenants are obligated to insure pursuant to their respective leases;

(ii) Public Liability and Property Damage insurance with respect to the Landlord's operations in the Project; and

(iii) Such other forms of insurance as the Landlord or its mortgagee may reasonably consider advisable from time to time.

(b The Tenant at its expense to maintain in force during the Term and any renewals thereof:

(i) Comprehensive General Liability insurance against claims for personal injury, death or property damage arising out of all operations of the tenant (including tenant's all risk legal liability, personal liability, property damage and contractual liability to cover all indemnities and repair obligations) with respect to the business carried on in and from the Demised Premises, in amounts required by the Landlord and any mortgagee of the Project or any part thereof from time to time but in no event less than Two Million Dollars ($2,000,000.00) per occurrence;

(ii) All risks direct damage insurance covering all chattels and fixtures and all Leasehold Improvements, installations, additions and partitions made by the Tenant or by the Landlord at the Tenant's expense, in an amount equal to the full replacement value thereof;


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(iii) When applicable,  broad form comprehensive  boiler and machinery insurance on a blanket repair and replacement basis in an amount not less than the full replacement cost of all boilers, pressure vessels, air conditioning equipment, electrical or mechanical apparatus owned or operated by the Tenant in, relating to or servicing the Demised Premises:

(iv) Business interruption insurance in such amounts as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in subsections 12(b) (ii) (iii).

(v) And such other forms of insurance as may be reasonably required by the Landlord and any mortgagee from time to time;

All such insurance shall be with insurers and upon such terms and conditions as the Landlord reasonably approves, and copies of all policies or certificates of insurance and renewal shall be delivered to the Landlord; all such policies shall include the Landlord and any Mortgagees as named insureds as their interests may appear, shall contain, where applicable, a waiver of subrogation in favour of the Landlord and those for whom in law it is reasonable; and the insurance described in subsection l2(b)(i) shall contain a cross-liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; all policies shall also contain a provision prohibiting the insurer from altering or canceling the coverage without first giving the Landlord thirty (30) days' prior written notice thereof; if the Tenant fails to take out and maintain in force such insurance, the Landlord may do so and pay the premiums and the Tenant shall pay the Landlord the amount of such premiums forthwith upon demand. If both the Landlord and the Tenant have claims to be indemnified under any such insurance, the indemnity shall be applied first to the settlement of the Landlord's claim and the balance, if any, to the settlement of the Tenant's claim.

DAMAGE AND DESTRUCTION:
----------------------

13. (a) If, and whenever during the term hereby demised the Building erected on the property shall be destroyed or damaged by fire, lightening or tempest, or any of the perils insured against as hereinbefore stated, then and in every such event:

(b) If damage or destruction is such that the building erected on the property is rendered wholly unfit for occupancy or it is impossible and unsafe to use and occupy, and if in either event the damage, in the opinion of the Landlord to be given to the Tenant in writing within ten (10) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within One Hundred and Twenty (120) days from the happening of such damage or destruction, then either the Landlord or the Tenant may, with five (5) days next succeeding the giving of the Landlord's opinion as aforesaid, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which Tenant is liable under the Terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage. In the event that neither Landlord nor Tenant shall terminate this Lease, then Landlord shall repair the said building with all reasonable speed and the Rent hereby reserved shall abate from the date of happening of the damage until the damage shall be made good to the extent of enabling Tenant to use and occupy the Demised Premises.



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(c) If the damage be such that the  building  erected on the  property is wholly unfit for occupancy or if it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Landlord, to be given to the tenant in writing within ten (10) days from the happening of such damage, can be repaired with reasonable diligence within One Hundred and Twenty (120) days from the happening of such damage, then the Rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use and occupy the Demised Premises within said building and the Landlord shall repair the damage with all reasonable speed

(d) If, in the opinion of the Landlord, after notice of the damage, damage can be made good as aforesaid within 120 days of the happening of such destruction or damage and the damage is such that a portion of the building upon the property is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired, the Rent shall abate in the proportion that the part of the portion of the building demised is rendered unfit for occupancy bears to the whole of the said building and the Landlord shall repair the damage with all reasonable speed.

(e) PROVIDED it is hereby expressly agreed that if and whenever during the term hereby demised, the building of which the Demised Premises forms a part shall be destroyed or damaged so as to render the premises wholly unfit for occupancy by any cause not referred to hereinbefore in this Lease then the term hereby demised shall cease and be at an end as of the date of such destruction or damage and the Rent and all other payments for which the Tenant is liable under the Terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage.

SEIZURE AND BANKRUPTCY:
----------------------

14. PROVIDED AND IT IS HEREBY EXPRESSLY AGREED: That in case, without the written consent of Landlord, the Demised Premises shall become and remain vacant or not used for a period of fifteen (15) days and the Tenant has not taken all steps to protect the Demised Premises from weather or damage while the same are suitable for use by the Tenant, or be used by any other person than Tenant, or in case the term hereby granted or any of the goods and chattels of Tenant shall be at any time seized or taken in execution or in attachment by any creditor of tenant or Tenants shall make any assignment for the benefit of creditors or give any Bill of Sale without complying with the Bulk Sales Act (Ontario) or become bankrupt or insolvent or take the benefit of any Act now or hereafter in force for bankrupt or insolvent debtors or any Order shall be made for the winding up of Tenant, then and in every such case the then current month's Rent and the next ensuing three (3) months's Rent shall immediately become forfeited and void, in which event the Landlord may re--enter and take possession of the Demised Premises as though the Tenant or any occupant or occupants of the Demised Premises was or were holding over after the expiration of the terms without any right whatever.

NO EXCEPTIONS FOR DISTRESS:

15. That notwithstanding the benefit of any present or future statute taking away or limiting the Landlord's right or distress, none of the goods or chattels of the Tenant on the Demised Premises at any time during the said term shall be exempted from levy by distress for Rent in arrears.

PUBLIC LIABILITY:

16. That the Landlord shall not in any event whatsoever be liable or responsible in anyway for any personal injury or death that may be suffered or sustained by the Tenant


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or any  employee  of the Tenant or any other  person who may be upon the Demised
Premises or for any loss or damage or injury to any property belonging to the Tenant or to it's Employees or to any other person while such property is on the Demised Premises and, in particular, (but without limiting the generality of the foregoing) Landlord shall not be liable for any damage to any such property caused by steam, water, rain, or snow which may leak into, issue or flow from any part of the said building or adjoining premises or from the water, steam, sprinkler or drainage pipes or plumbing works of the same or from any other place, or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or of any damage caused by anything done or omitted to be done by the Tenant except as occasioned by the negligence of the Landlord.


INDEMNIFICATION OF LANDLORD:

17. The Tenant will indemnify and save harmless the Landlord from any and all liabilities, fines, suits1 claims, demands, costs and actions of any kind or nature whatsoever to which the Landlord shall or may become liable for, or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provisions hereof, or by reason of any injury, loss damage or death resulting from, occasioned to or suffered by any person or persons, or any property by reason of any act, neglect or default on the part of the Tenant, or any of its agents, customers, employees, servants, contractors (other than the Landlord), licensees or invitees, in or about the Demised Premises or any part thereof; such indemnification in respect of any such breach, violation, non-performance, damage to property, loss, injury or death occurring during the term of this Lease shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding.

OVERHOLDING:

18. That if the Tenant shall continue to occupy the Demised Premises after the expiration of this Lease, with or without the consent of the Landlord, and without any further written agreement, the Tenant shall be a monthly Tenant at a monthly rental herein reserved and otherwise on the terms and conditions herein deemed to be one hundred and fifty 150% percent of rental rates herein.

OVERLOADING:

19. That the tenant will not bring upon the Demised Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the Demised Premises and that if any damage is caused to the Demised Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the cost of making good for same.


PAYMENTS DEEMED RENT:

20. That in the event of the Tenant failing to pay any Taxes, Rates, Insurance premiums or other charges, maintenance or replacements as it has herein covenanted to do, the Landlord may pay, or, as herein provide, perform the same, and shall be entitled to


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charge the sums so paid or the cost of such  performance to the Tenant who shall pay them forthwith on demand, and Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums together with interest thereon at a rate of fifteen 15% percent per annum, as it might have and take for the recovery of Rent in arrears under the Terms of this Lease; all such payments required to be made under the Terms of this Lease shall be deemed Rent.

REFUSE:

21. That the Tenant will keep the Demised Premises and every part thereof in a clean and tidy condition and will not permit waste paper, garbage, ashes or waste or objectionable material to accumulate thereon.

LOADING AND UNLOADING:

22. That all loading and unloading of merchandise, supplies, materials, garbage and other chattels shall be affected only through or by means of the rear loading platforms or doorways.

DEMISED PREMISES DEFINED:

23. Whenever in this Lease reference is made to the Demised Premises it shall include all structures, improvements and erections in or upon the demised premises or any part thereof from time to time.

PAYMENT OF TAXES

24. Landlord will at the commencement of this Lease and thereafter at the commencement of each tax year, estimate the Taxes (including local improvements) Rates, Ontario Capital Tax duties, and assessments levied against the said lands and buildings for the next ensuing year and Tenant agrees to pay ten monthly installments in accordance with such estimate at the times at which Rent is payable hereunder. When Final Tax bills in any year have been received Landlord and Tenant will adjust such taxes in accordance with such Final Tax bill.

25. PROVIDED that the Tenant may remove its fixtures; provided further that the Tenant shall not remove or carry away from the said premises any building or any plumbing, heating or ventilating plant or equipment or other building services at any time and any fixtures removed by the Tenant which cause any damage at all, the Demised Premises will be promptly repaired to the original state or cost thereof.

RE-ENTRY:

26. PROVISION FOR RE-ENTRY by the said Landlord on non-payment of rent or non-performance of covenant. The above powers may be exercised whether legal demand for the Rent has been made or not. Provided that notwithstanding anything hereinbefore contained, the Landlord's right of re-entry hereunder for non-payment of Rent, non- performance of covenants, seizure or forfeiture of the said term shall become exercisable immediately upon such default being made. Provided, further, that upon such re-entry by the Landlord under the terms of this paragraph, or any other provision or provisions of this lease, the Landlord may, in addition to any other remedies to which the Landlord may be entitled, at its option, at any time and from time to time relet the Demised premises or any part or parts thereof for the account of the Tenant or otherwise and receive and collect the rents thereof, applying the same first to the payment of such expenses as the Landlord may have incurred in recovering possession of


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the Demised  Premises  including the legal expenses and solicitors' fees and for putting the same into good order or condition or preparing or altering the same for re--rental and all other expenses, commissions and charges paid, assumed or incurred by the Landlord in or about re-letting the Demised Premises and then to the fulfillment of the covenants of the Tenant hereunder. any such re--letting herein provided for may be for the remainder of the term as originally granted or for a longer or shorter period. In any such case, and whether or not the Demised Premises or any part hereof be re-let, the Tenant shall pay to the Landlord the rental hereby reserved and all other sums required to be paid by the Tenant up to the time of the termination of this Lease or of recovery of possession of the demised premises by the Landlord, as the case may be, and thereafter the Tenant covenants and agrees, if required by the Landlord, to pay to the Landlord until the end of the Term of this Lease, the equivalent of the amount of all the rental hereby reserved and all other sums required to be paid by the Tenant hereunder, less the net avails or re--letting, if any, and the same shall be due and payable by the Tenant to the Landlord on the days herein provided for rental, that is to say upon each of the days herein provided for the payment of rental, the Tenant shall pay to the Landlord the amount of the deficiency then existing.

NET LEASE:

27. The Tenant acknowledges and agrees that it is intended that this Lease shall be completely carefree NET Lease for the Landlord, that the Landlord shall not be responsible during, the term of the Lease for any costs, charges, and all Taxes, impositions, expenses and outlays of every nature: whatsoever in respect or the lands, buildings or improvements on the whole or part of the Demised Premises, or the contents thereof, excepting only the Landlord's Income Tax, and principal, and interest payment to be made in connection with any mortgage or montages placed on the lands and premises by the Landlord and except as may be herein specifically noted.

QUITE ENJOYMENT:

28.  The. Landlord covenants with the tenant for quiet enjoyment.

INSPECTION OF PREMISES:

29. The Landlord, or any other person producing a written order signed by the Landlord or its agents, shall have the right to enter the Demised Premises at all reasonable times in a manner so as not to unreasonably interfere with the operations of the Tenant or any of its Sub-Tenants for the purposes of:

(a) making of any repairs to the Demised Premises. and performing any work therein that may be necessary by reason of the Tenant's default under the terms of this lease continuing beyond the applicable periods of grace; and (b) exhibiting the Demised Premises for the purpose of sale or mortgage; and (c) exhibiting the Demised Premises within six (6) months prior to the expiration of the term of this lease to prospective Tenants.

REMOVAL OF GOODS:

30. PROVIDED that in case of removal by the Tenant of the goods and chattels from the demised premises, Landlord may follow the same for thirty (30), days in the same manner as provided for in the Landlord and Tenant Act.

IMPROVEMENTS AND ALTERATIONS:

31. That if the Tenant shall during the said term desire to affix or erect partitions, counters or fixtures on any part of the walls, floors or ceilings of the Demised Premises, it may do so at its own expense at any time, and from time to time, provided that the Tenant's, rights to make such alterations to the Demised Premises shall be subject to the following conditions:

(a). That before undertaking any such alterations, the tenant shall submit to the Landlord a plan showing the proposed alterations and shall obtain the approval and consent of the Landlord to the same and that such approval and consent shall not be unreasonably withhold;

(b) That all such  alterations  shall conform to all building  by-laws,  if any,
then  in  force  affecting  the  Demised   Premises  and  such   alterations  or
improvements shall be completed in a good and workmanlike manner;

(c) That such alterations will. not be of such kind or extent as to in any manner, weaken the structure of the building after the alteration are computed or reduce the value of the building;

(d) That at the expiration of the Term of this Lease, provided that the tenet is not in default hereunder, the Tenant shall at the option of the Landlord remove all such alterations and improvements provided that in each instance such removal shall be attended to in a good and workmanlike manner and any damage to the Demised Premises occasioned thereby shall be promptly repaired by the Tenant at its own expense.

Should the Tenant not repair such if any removal or alterations or improvements, the Landlord may effect such repairs and charge to the Tenant any and all costs incurred by the Landlord in doing so.

ASSIGNMENT BY THE LANDLORD:

32. LANDLORD DECLARES that it may assign its rights under this Lease to a lending institution as collateral security for a loan to the Landlord and in the event that such an assignment is given and executed by the Landlord and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be cancelled or modified for any reason whatsoever except as provided for, anticipate or permitted by the Terms of this Lease or by law, without the consent in writing of such Lending Institution.

TENANT COVENANTS AND AGREES WITH LANDLORD that it will, if and whenever reasonably required by Landlord and at Landlord's expense to consent to and become a party to any instrument relating to this Lease which may be required by or on behalf of any purchaser, bank or mortgagee from time to time of the said premises provided, always, that the rights of the Tenant as hereinbefore set out not be altered or varied by the terms of such instrument or document. LIMITATIONS OF THE LANDLORD'S LIABILITY

33. The term "Landlord" as used in this Lease so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Demised Premises, and in the event of any transfer or transfers of ownership, the Landlord herein named, and in case of any subsequent transfers or conveyances, the then vendor or transferor, shall be automatically freed and relieved from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, provided that:

(a) Any funds in the hands of such Landlord or the then vendor or transferor at the time of such transfer, in which the Tenant has an interest, shall be turned over to the purchaser or transferor and any amount then due and payable to the Tenant by the Landlord or the then vendor or transferor under any provision of this Lease, shall be paid to the Tenant; and

(b) Upon any such transfer, the purchaser or transferor shall be deemed to have assumed, subject to the limitations of this paragraph, all of the terms, covenants and conditions in this Lease contained to be performed on the part of the landlord; it being intended hereby that the covenants and obligations contained in this Lease on the part of the Landlord shall, subject as aforesaid, be binding on the new Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

(c) PROVIDED the consent of the Landlord in writing which shall not be unreasonably withheld, is obtained, the Tenant shall have the right from time to time during the term hereby granted to erect, paint, display, maintain, alter, change or remove advertising signs on the glass doors and upon the Directory Board if provided by the Landlord at the Tenant's expense, but in no event on the roof, or precast facing of the building located on the Premises. All such signs shall be dignified in appearance and shall comply with the lawful requirements of all relevant Municipal and Governmental authorities. They shall remain the property of the Tenant and shall be removed by the Tenant upon the termination of the term hereby granted. upon the removal of any such signs the Demised Premises shall be restored to their original condition. The Tenant shall indemnify the Landlord against any loss or damage caused to any person or thing as a result of the placing or use of any sign on the Demised Premises.

(d) PROVIDED that the Landlord shall have the right during the Term of this Lease to place upon the Demised Premises a notice stating that the Demised Premises are for sale or for lease and further provided that the Tenant will not remove such notice or condone the same to be removed.

LIENS:

34. If any mechanics or other liens or order for the payment of money shall be filed against the Demised Premises by reason or arising out of any labour or material furnished to the Tenant or to anyone claiming through the Tenant, Tenant shall, within fifteen (15) days after notice to the Tenant of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Tenant shall defend all suits to endorse such lien, or order, whether against Tenant or Landlord, at Tenant's sole expense. The Tenant hereby indemnified the Landlord against any expense or damage as a result of such liens or orders.

WAIVERS / CUMULATIVE REMEDIES

35. Any condoning, excusing or overlooking by the Landlord of any default, breach or non--observance by the Tenant at any time or times in respect of any covenant, provision or condition hereincontained or the acceptance of any Rent while any such default, breach or nonobservance exists shall not (any law, statutory or otherwise, to the contrary notwithstanding) operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance, nor so as to defeat or effect in any way the rights of the Landlord hereunder in respect of any such continuing or subsequent default, breach or non-observance and all rights and remedies herein contained of the Landlord shall be deemed to be cumulative and not alternative and the taking of any proceeding or step shall not preclude the taking of any other proceeding or step.

INVALIDITY OF PARTICULAR PROVISIONS:
-----------------------------------

36. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

LANDLORD MAY CURE TENANT'S DEFAULTS:

37. If Tenant shall default in the performance of any of the Terms, covenants and conditions of this Lease, Landlord may, after thirty (30) days notice to Tenant specifying such default, or without notice if in the reasonable exercise of Landlord's judgment an emergency exists, but shall not be obligated to, perform the same for the account and at the expense (including reasonable counsel fees) of Tenant and the amount of any payments made or expenses incurred by Landlord for such purpose, with interest thereon at the rate of Fifteen Percent (15%) per annum, shall become due and payable by the Tenant as additional Rent with the next or any subsequent installment of Rent which shall become due after such expenditure by Landlord: but any such expenditure by Landlord shall not be deemed to waive or release Tenant's default or the right of Landlord to take such action as may be permissible under the Terms of this Lease in the event of such default. When no emergency exists, the provisions of this paragraph shall be inapplicable if, within thirty (30) days after such notice by Landlord, Tenant shall have cured such default or shall have commenced and is diligently proceeding to cure same.

NOTICES AND CERTIFICATES:

38. (a) The Tenant shall, without charge, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to Landlord or any other person, firm or corporation specified by Landlord.

(i) That this Lease is unmodified and in full force and effect or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications; and

(ii) Whether or not there are then existing any setoffs or defense against the enforcement of any of the agreements, terms, covenants or conditions of this Lease upon the part of the Tenant to be performed or complied with and, if so, specifying the same; and

(iii) The date, if any, to which the Net Rent, additional Rent and any other charges hereunder have been paid.

(b) Any notice to be given by the provisions of this Lease shall be sufficiently given if served personally or if mailed postage prepaid at any one of Her Majesty's Post Offices in the Province of Ontario and registered letter addressed:

(i)     In the case of a notice to the Landlord, at

                      BRUCE N. HUNTLEY CONTRACTING LIMITED
                              1 Valleybrook Drive,
                                    Suite 102
                          Don Mills, Ontario, M3B 2S7.

(ii In the case of a notice to the Tenant, at

                           TEAM POWER ENTERPRISES INC.
                              445 Apple Creek Blvd.
                                    Suite 120
                                Markham, Ontario
                                     L3R 9X7

Either party may from time to time by notice to the other change the address to which notices are to be given.




SURRENDER PREMISES:
------------------

39. The Tenant, upon termination of this Lease, shall peaceably and quietly surrender the Demised Premises and any improvements thereon in good order, repair and condition, save and except reasonable wear and tear.

(b) In addition to the specific obligations elsewhere in this Lease reserved and contained on the part of the Tenant to be observed and performed, and without in anyway limiting the generality thereof, the condition, maintenance, operation and management of the Demised Premises, the buildings, appurtenances thereto and other improvements from time to time thereon and all machinery, equipment and other facilities therein of thereon shall be the sole responsibility of the Tenant throughout the term thereof and the Tenant shall make all payments, foreseen, unforeseen, ordinary and/or extraordinary, required to be made not only with respect to the observance and performance of such specific obligations but also with respect to the general obligation in this clause contained, subject to any responsibilities which are the Landlords.

(c) Any payment required to be made by any provision of this Lease shall be made in lawful money of Canada.

(d) The Tenant acknowledges the demised premises to be subject to all local ordinances and building restrictions as the same may effect the Demised Premises. Tenant accepts the Landlord's title to the Demised Premises.

(e) This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

(f) The marginal notes contained in this Lease are for convenience and reference only and in no way affect this Lease.

(g) Words importing the singular number only shall include the plural and vice-versa, and works importing the masculine gender shall include the feminine gender and words importing persons shall include firms, corporations and vice-versa.

(h) This indenture and everything herein contained shall extend to and find and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every of the parties hereto, subject to the consent of the Landlord being obtained, as hereinbefore provided to any assignment or Sub-Lease by Tenant. All rights and powers reserved to Landlord may be exercised by either Landlord or its agents or representatives.

SUBORDINATION:
-------------

40. PROVIDED THAT at the request of the Landlord this Lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord with respect to the Demised Premises, by way of mortgage, and the Tenant hereby covenants and agrees that it will promptly at any time, and from time to time, as required by the Landlord, during the term hereof, execute all documents and give all further assurances to this provison as may be reasonably required to effectuate the postponement of its rights and privileges hereunder to the holder or holders of such charge or charges; provided that all holders of any such charge or charges shall agree not to disturb the Tenant's occupancy of the Demised Premises under this Lease so long as;

i) All rent reserved under this Lease is duly and punctually paid in accordance with the terms of this Lease;

(ii All the terms, covenants and conditions of this Lease on the part of the Tenant to be observed and performed are duly and punctually observed and performed.

REGISTRATION:
------------

41. The Tenant covenants that it will not register nor cause to be registered the within Lease against the registered title of the lands. It is understood however, that in the event either Landlord or Tenant shall require notice of such Lease to be registered, then such notice shall be prepared and registered at the expense of the party requesting same and in accordance with the regulations governing such Notice of Lease as may appear from time to time under the provisions of the Registry Act, or Land Titles Act and amendments together with regulations and both parties agree to execute such Notice to Lease upon request.

CONFIDENTIALITY CLAUSE:

42 Tenant hereby covenants that the contents, terms, and conditions of this agreement shall be kept strictly confidential and not for third party knowledge. It is understood that the Tenant will not, under any circumstances, discuss or reveal the details of this agreement with any arm's-length parties including, but not limited to, any other Tenants in the building, prospective Tenants, Real Estate Agents, the Tenant's Suppliers or Customers, etc., excepting, however, the Tenant's Legal and Financial Advisors.

SIGNAGE

43. Subject to obtaining approval of the Landlord and the local municipal authority, which it will be the responsibility of the Tenant to obtain, the Tenant may erect signage on the property in a location, style and size approved by the Landlord, acting reasonably. Said signage installation and removal/repair, at the sooner termination or expiry of the Term of the Lease, shall be at the Tenant's sole cost.

FIRST RIGHT OF REFUSAL

44. The Tenant shall have First Right of Refusal on the adjoining units during the Term of the Lease should the Tenant exercise this option. The Landlord shall open up the demising wall if necessary between units, at Tenant's sole cost and expense.

SCHEDULES:

45.    Schedules listed hereunder and attached form part of this Lease.

Schedule A                 Site Plan
Schedule B                 Suite Plan
Schedule C                 Landlord's Work

In WITNESS WHEREOF the Landlord and the Tenant have hereunto affixed their respective corporate seals duly attested by the hands of their respective officers duly authorized in that behalf.

Bruce N. Huntley Contracting Limited

Per ____/s/ Bruce N. Huntley_________________

Witnessed: ___/s/ witness____________________

Dated At: ___Don Mills Ont.__________________

This _10__  Day of __June 1998_______________

TEAM POWER ENTERPRISES INC.

Per: ___/s/ Terry Cooke______________________

Per: ________________________________________


WITNESSED:  ___/s/ Evelyn Armstrong__________

Dated: ______________________________________

This _____9th______ day of __June, 1998______